Exhibit 3.1

SECRETARY OF STATE

[Official Seal of State of Nevada]

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MCA HOLDINGS CORPORATION, did on April 19, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

[Official Seal of State of Nevada]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 19, 2006.

[Official Signature of Secretary of State]

DEAN HELLER Secretary of State

By  Certification Clerk

{A0033495.DOC}

[Official Seal of State of Nevada]

DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

Entity #

(775) 684 5708

E0300612006-6

Website:  secretary of state.biz

Document Number

20060249588-94

Articles Of Incorporation

Date Filed:

(PURSUANT TO NRS 78)

4/19/2006 7:04:06 AM

In the office of

Dean Heller

Secretary of State

Name of Incorporation:

MCA Holdings Corporation

Resident Agent

ISL, Inc.

Name and Street

318 North Carson Street, Suite 208

Address:

Las Vegas, Nevada  89102

Number of shares

with par value:

110,000,000.

Par value:  $.0001

Name & Addresses,

Wai Leung Cheng

of Board of Directors/Trustees:

704 Centre A Street, N.W.

Calgary, Canada  AB  T2M 2R3

Purposes:

Any Lawful Activity

Names, Address

Richard W. Jones, Esq.

and Signature of

115 Perimeter Center Place, Suite 170

Incorporator

Atlanta, Georgia  30346-1238

Certificate of

Acceptance of

Appointment of

Resident Agent:

/s/ Kimberly L. Sharpe

{A0033495.DOC}